SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2012

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(state or other jurisdiction of incorporation)	(commission file number)	(irs employer identification no.)

4053 Clough Woods Drive, Batavia, Ohio		45103
(address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code 513/381-1480

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 14, 2012, Multi-Color Corporation (“MCC”) entered into a Stock Purchase Agreement (the “Agreement”) to acquire Labelgraphics Holdings, based in Glasgow, Scotland, for a purchase price of approximately £16.5 million. The purchase price includes a future performance based earn out of approximately 25% of the above total.

A copy of MCC’s press release announcing the entry into the Agreement is attached as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By: /s/ Sharon E. Birkett

Name: Sharon E. Birkett

Title: Vice President – Finance and Chief Financial and Accounting Officer

Date: March 19, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated March 14, 2012.